EXHIBIT 3.1

Certificate of Amendment:

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)
                              _____________________

1 - Name of Corporation

      MITEL CORPORATION/
      MITEL S.C.C.

2 - Corporation No.

      030203-1

3 - The articles of the above-named Corporation are amended as follows:

      Section 1 of the articles of incorporation be and the same is hereby deleted and replaced by the following:

      1 - Name of Corporation

            ZARLINK SEMICONDUCTOR INC.

Date                                        Signature

July 25, 2001                               /s/ Donald G. McIntyre
                                            -----------------------------
                                            Donald G. McIntyre
Title

Senior Vice President Human Resources,
General Counsel and Secretary

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                            FOR DEPARTMENTAL USE ONLY

                                      Filed

                                         July 30, 2001


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